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                                                                  Exhibit 4.3

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") dated as of September 15, 2000 by and among Aztec Technology Partners, Inc., a Delaware corporation (the "Company"), Fleet National Bank ("Fleet"), as agent ("Agent") and the Banks listed on Exhibit A hereto (together with their respective successors and assigns, the "Banks"), amends the Registration Rights Agreement dated as of April 21, 2000 (the "Original Agreement") by and among the Company, the Agent and the Banks.

         1. AMENDMENT TO PREAMBLE. The preamble to the Original Agreement is hereby amended by deleting the first "WHEREAS" clause and replacing it with the following:

         "WHEREAS, pursuant to a Fourth Amendment to Revolving Credit Agreement dated as of September 15, 2000 (the "Fourth Amendment"), Fleet and the other Banks are entitled to receive warrants and may be entitled to receive additional warrants to purchase Common Stock of the Company (the "Warrants");"

         2. AMENDMENT TO SECTION 1.2. The Original Agreement is hereby amended by deleting Section 1.2 and replacing it with the following:

         "1.2 REGISTRATION. After issuance of Warrants, as soon as is possible using commercially reasonable efforts and in any event on or before October 1, 2000, the Company will file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company for registration of the Registrable Securities, on Form S-1 or any other form that is available) or an amendment to the registration statement on Form S-3 previously filed with the SEC to cause it to cover the Registrable Securities issued or issuable in connection with the Fourth Amendment, with respect to the resale of all the Registrable Securities, and shall file such additional registration statements as may from time to time be necessary for the registration of any Registrable Securities as may not properly be included in the initial registration statement, and will use its commercially reasonable efforts to cause such registration statements to become effective as soon as possible thereafter (but not before Warrants are issued) and to remain effective until the Termination Date. Subject to receipt of the Warrant Holder's agreement described in Section 2.1, the Company will amend or supplement such registration statements within a reasonable time after request, as may be necessary, to include the names of any permitted transferee of the Registrable Securities as selling stockholders. Each holder of Registrable Securities being registered on such registration statements shall, as a condition thereof, provide the Company with all such information about such holder and his or its proposed method of distribution as the Company shall reasonably request to comply with the provisions of the Securities Act and the rules of the SEC thereunder."

         3. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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         4. CAPTIONS. The captions of the sections, subsections and paragraphs of this Amendment have been added for convenience only and shall not be deemed to be a part of this Amendment.

         5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         6. ORIGINAL AGREEMENT. The Original Agreement, as amended by this Amendment, remains in full force and effect.

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        AZTEC TECHNOLOGY PARTNERS, INC.

                                        By: /s/ Ira Cohen
                                            -----------------------------------
                                        Name: Ira Cohen
                                        Title: President

                                        FLEET NATIONAL BANK, individually
                                        and as Agent

                                        By: /s/ Richard E. Lynch
                                            -----------------------------------
                                        Name: Richard E. Lynch
                                        Title: Vice President

                                        CITIZENS BANK OF MASSACHUSETTS

                                        By: /s/ James M. Ray
                                            -----------------------------------
                                        Name: James M. Ray
                                        Title: Vice President

                                        THE FUJI BANK, LIMITED

                                        By: /s/ Masahito Fukuda
                                            -----------------------------------
                                        Name: Masahito Fukuda
                                        Title: Senior Vice President and
                                               Group Head

                                        NATIONAL CITY BANK OF KENTUCKY

                                        By:______________________________
                                        Name:
                                        Title:
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                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By: /s/ John J. McGuire
                                            -----------------------------------
                                        Name: John J. McGuire
                                        Title: First Vice President

                                        PEOPLE'S BANK

                                        By: /s/ Dante Pazzine
                                            -----------------------------------
                                        Name: Dante Pazzine
                                        Title: Vice President